MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES

DEFINITIVE AGREEMENTS BETWEEN SMC GLOBAL AND SANLAM INVESTMENTS

New York – June 02, 2011 – Millennium India Acquisition Company, Inc. (“Millennium”) – [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced that its principal investment, SMC Global, had entered into certain definitive agreements with Sanlam Investments, the investment arm of South African financial services firm, Sanlam Group, deepening the partnership between the two companies in India.

SMC Global is one of India’s leading financial services companies, offering institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line and mobile trading services, merchant banking, investment banking, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

The Sanlam Group, established in 1918, is one of the leading financial services groups in South Africa, with total assets under management and administration of approximately $50.7 billion.

Per the executed definitive agreements, Sanlam will increase its stake in SMC Global to a total of approximately 8.36%, by purchasing an additional equity 3.25% stake in SMC for Rs 410 million (approximately $ 9.1 million). Further, per the agreements, SMC will take full control of the Wealth Management business, buying back Sanlam’s 50% stake for Rs. 300 million (approximately $ 6.7 million), which represents the original amount earlier invested by Sanlam into this business. Also, per the agreements, with regard to the Asset Management business (which has not yet commenced operations in India as final regulatory approvals have not been obtained), SMC will buy back Sanlam’s 61% stake in the Asset Management business and also in the Asset Management Trustee company (originally set up to supplement the asset management business) for Rs. 225.9 million (approximately $ 5 million), which is the original amount invested by Sanlam less the proportionate share of expenses incurred to date. For convenience, the exchange rate used is $1 = Rs 45, as of June 1, 2011. These transactions are expected to close once all necessary regulatory and other approvals are obtained in India and South Africa.

S.C Aggarwal, Chairman and Managing Director, SMC said, "I am pleased to announce that Sanlam has decided to invest further with SMC Global, deepening the partnership between the two companies. Further, now that a world-class wealth management platform has been set up by both partners in India, we have mutually agreed that SMC will take control to grow the business to the next level, relying on the natural strengths of the local partner. With regard to the asset management business, as we have still not received all necessary regulatory approvals required to commence the venture and also given the challenging global business environment, we have mutually determined that the best course would be to free up the capital invested by both partners and rather focus on more immediate growth opportunities. Overall, I am pleased that SMC and Sanlam, both of whom share a long term view of the growth opportunities in India, have mutually taken the best possible steps to increase our growth trajectory even further.”

F. Jacob Cherian, Chairman and CEO of MIAC said, “We are pleased to note the growing interest of Sanlam in SMC Global. Sanlam’s increased investment will infuse further confidence and competitiveness, strengthening SMC position and brand in the Indian marketplace even further as Sanlam and MIAC, as SMC’s largest foreign investors, would collectively own about 22% of the Company, once this transaction is closed.”

About Sanlam Group

The Sanlam Group, established in 1918, is one of the leading financial services group in South Africa, with total assets under management and administration of approximately $50.7 billion.

Apart from South Africa, Sanlam Group has offices and businesses elsewhere in Africa in Botswana, Zambia, Ghana, Tanzania, Kenya, Nigeria and Namibia as well as in the U.K., New York, Switzerland, Luxembourg, Dublin, India and Australia. The group employs about 11,000 people, excluding advisors, across these countries.

Sanlam Group offers its financial services under four business clusters – retail, investments, short-term insurance and corporate. The Group also provides risk management and structured product solutions and associated capital market activities for the South African Savings Industry, Public Sector Enterprises and Corporates. The Group also invests in independent entities and intermediary businesses in the financial services industry.

Sanlam Investments, the investment arm of Sanlam Group, comprises 14 specialised investment management businesses each of which is a leader in its area. Key businesses include, Sanlam Investment Management, which is the Group’s asset manager, Sanlam Collective Investments, which is the Group’s unit trust business and Sanlam Private Investments, the private client business.

Sanlam Private Investments (SPI), is the private client portfolio management and stock broking business in the Group. The Company offers asset management and a wide range of investment services to affluent individuals and other entities with investable assets of more than ZAR 1 million. SPI is a member of both the JSE Securities Exchange and the South Africa Futures Exchange. It provides a wide range of investment services, including domestic and offshore investment portfolios, stock broking and allied services. Specialized investment services like warrants and financial derivative trading and capital guaranteed products, London property products and lending against security of share portfolios are also offered.

SPI also partners with Pictet & Cie, a leading private bank in Switzerland, for exclusive services to Sanlam clients into Swiss investments and private banking services. Pictet has over 500 investment professionals and assets under management in excess of $300 billion. Sanlam also has a majority interest in Principal Investment Holdings U.K., and manages private client assets over $2 billion.

Sanlam Collective Investments (SCI) was established in 1967 as a full Sanlam subsidiary. SCI manages funds of about $6 billion on behalf of more than 200,000 investors. Other renowned financial services companies have also partnered with SCI to offer third party funds. In these cases, the third party funds are distributed and promoted by the respective financial services companies, whereas SCI is responsible for the client administration and compliance. SCI, together with Sanlam Investment Management's research personnel utilizes the latest technology to place investors' savings with investment companies of only the highest standing. A range of retail funds are offered to suit different investment needs. This range offers competitive yields, security and value for money to the clients.

More information regarding Sanlam Group can be found at www.sanlam.co.za/eng.

About MIAC

MIAC’s principal asset is its ownership of a 15.14% equity interest in SMC Global. Pursuant to these agreements being completed, MIAC’s equity interest in SMC Global will be approximately 14.03%. More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

About SMC Global

Based in New Delhi, SMC Global is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line and mobile trading services, merchant banking, investment banking, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2010, it was one of the most active trading firms in India, averaging over 350,000 trades per day. SMC Global continues to grow and has one of the largest retail investor networks in India today, serving the needs of 675,000 investors as of December 31, 2010. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 2,400 locations, as of December 31, 2010. SMC Global has approximately 5,400+ employees and a rapidly expanding retail distribution network of more than 12,000+ independent financial advisors, in over 450 cities across the India, as of December 31 2010. SMC Global was declared the Best Equity Broking House in India (Bombay Stock Exchange and Dun & Bradstreet Equity Broking Awards 2010) and the Best Currency Broker in India (UTV Bloomberg Financial Awards 2011).  More information regarding SMC Global can be found at www.smcindiaonline.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC, SMC Global and the Sanlam Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information about SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Further, any information about Sanlam Group is provided by SMC Global. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended.  Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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Contact:

Millennium India Acquisition Company Inc.

330 East 38th Street

New York, NY 10016

contact@milcapital.com